EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Gary Musil, President, Secretary, Treasurer and a Director of Logicom Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)            the Quarterly Report on Form 10-QSB of Logicom Inc. for the quarterly period ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Logicom Inc.

Dated: August 19, 2005

/s/ Gary Musil
Gary Musil
President, Secretary, Treasurer and Director
Logicom Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Logicom Inc. and will be retained by Logicom Inc. and furnished to the Securities and Exchange Commission or its staff upon request.